Exhibit 23.1

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated April 14, 2008, relating to the consolidated financial statements of Cord Blood America, Inc., and subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

October 13, 2008